Exhibit 10.5





                           CONTINGENT PROMISSORY NOTE
     For value received, ORBIT INTERNATIONAL CORP., a Delaware corporation (the "Company"), having an address at 80 Cabot Court, Hauppauge, NY 11788, hereby
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promises  to  pay to KENNETH J. ICE and his permitted successors or assigns (the
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"Holder"),  having  an address at 163 Rochester Drive, Louisville, KY 40214, the
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principal  sum  of EIGHT HUNDRED THOUSAND DOLLARS ($800,000), in lawful money of the United States of America and in immediately available funds, if and only if the following contingency occurs:
     Company shall pay Holder up to $800,000 over the next three years following the Closing in increments of $266,667 per year (the "ANNUAL EARN-OUT PAYMENT") provided Company's fully owned subsidiary, INTEGRATED CONSULTING SERVICES, INC. ("ICS"), a Kentucky corporation, attains Net Revenues (defined below) of no less than $7,000,000 in each of the 2008, 2009, and 2010 fiscal years. In the event that ICS does not achieve the minimum of $7,000,000 of Net Revenues in any of the 2008, 2009, or 2010 fiscal years (each individually referred to as an "EARN-OUT YEAR"), the Annual Earn-Out Payment attributable to that fiscal year shall be eliminated in its entirety and forfeited by the Holder. The Annual Earn-Out Payments, if any, shall be paid by Company to the Holder by check or wire transfer on the date that is ten (10) business days following receipt by Company of the final audit report for ICS (as then owned by Company) for the fiscal year then ended, but in no event later than April 15th (the "EARN-OUT PAYMENT DATE"). "NET REVENUES" shall mean the sum of revenues from all sources related to operations (priced consistently with past practices to yield similar gross margins) and net non-operating income, after making adequate provisions for uncollectible debt, discounts, chargebacks and rebates. The calculation of Net Revenues shall be derived from audited financial statements of ICS, applied consistent with past practices of ICS. Within a period of ten (10) days following Company's receipt of draft financial statements for ICS, Company shall deliver to the Holder (i) an income statement of ICS for the applicable Earn-Out Year; (ii) a calculation of the Net Revenues for such Earn-Out Year; and (iii) a statement as to whether the Holder is entitled to an Annual Earn-Out Payment for such Earn-Out Year (collectively, the "EARN-OUT CALCULATION"). Unless the Holder notifies the Company of any disagreement with Company's calculation of Net Revenues within ten (10) business days after receipt of the Earn-Out Calculation, the Earn-Out Calculation shall be final and shall be accepted by and binding upon the Holder and Company. On and after the date Company delivers the Earn-Out Calculation to the Holder, the Holder and his professional Representatives shall have access to the work papers used to prepare the Earn-Out Calculation and the books and records relating to the Earn-Out Calculation, upon reasonable notice during normal business hours. If any Holder notifies the Company of any such disagreement within such ten (10) business day period and such disagreement cannot be amicably resolved within an additional period of ten (10) business days, then the disagreement shall be submitted for determination to an accounting firm mutually agreeable to the Holder and Company, or failing such mutual agreement, to the American Arbitration Association in Jefferson County, Commonwealth of Kentucky. If arbitrated, the Arbitrator shall be given the authority to award fees and costs to the prevailing party.
If the Company does not make any required Annual Earn-Out Payment by the Earn-Out Payment Date to the Holder, then the principal due under this Note shall bear interest at the prime rate charged by Citibank, N.A., as is in effect, as of the Earn-Out Payment Date, plus one percent (1%) ("Default Interest Rate") until all of the amounts due under the Note have been paid in full. All interest on this Note shall be computed on an annual basis of a 360 day year. In no event will the interest rate hereunder exceed that permitted by applicable law. If any interest or other charge is finally determined by a court of competent jurisdiction to exceed the maximum amount permitted by law, the interest or charge shall be reduced to the maximum permitted by law, and Holder may credit any excess amount previously collected against the balance due or refund the amount to maker.
All payments on this note shall be payable to Holder's address in Louisville, Kentucky, or at such other place as Holder may designate in writing, in lawful money of the United States of America.
In the event Company enters into a transaction or otherwise intentionally engages in a course of conduct that causes a Material Adverse Change to ICS's business operations, other than in the Ordinary Course of Business, and which results in the failure of ICS to achieve the minimum of $7,000,000 of Net Revenues in any Earn-Out Year, then the Annual Earn-Out Payment attributable to that fiscal year shall be paid by Company to the Holder in cash on the date that is ten (10) business days following receipt by Company of the final audit report for ICS for the fiscal year then ended, but in no event later than the Earn-Out Payment Date. For purposes of clarification, examples of a Material Adverse Change to ICS's business operations could include (x) the discontinuance of ICS's main product line, or (y) a reorganization, merger or consolidation (other than a reincorporation or similar event, which has no effect on ICS's business operations) in which ICS is not the surviving corporation or is no longer a stand alone subsidiary of the Company, or a sale of all or substantially all of the assets of ICS to a non-affiliated entity of the Company (a "Change of Control") in which the Holder's obligations with respect to the Annual Earn-Out Payments are not assumed in such a Change of Control.
     This Note is subordinated in right of payment to Merrill Lynch Business Financial Services, Inc., including any principal of or interest on the indebtedness of the Company to the Holder. The Holder by accepting this Note agrees to the subordination and authorizes the Company to give it effect.
     It is further agreed and specifically understood between the parties to this Note that there is presently no outstanding, loan or debt represented by this Promissory Note, and that this Note is given to secure ad-vances up to and including principal of $800,000, if and when the above contingency is met, plus any other amounts expressly provided for under this Note.

     This Note is the Contingent Promissory Note referred to in that certain Stock Purchase Agreement, dated as of December 19, 2007 (as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"),
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among  the  Company,  the Holder and certain other parties named therein and has been duly authorized and issued pursuant thereto. Capitalized terms used in this Note which are not defined in this Note shall have the meaning ascribed to such terms in the Purchase Agreement.
Any amounts that may be due and owing (the "Funds Due") under this Note consist of the principal and interest, which interest is computed at a minimum imputed rate as permitted under the income tax laws of the United States and Commonwealth of Kentucky, from the date of this Note until all of the amounts due under the Note have been paid in full.
If any payment under this Note shall be specified to be made on a day which is not a business day, it shall be made on the next succeeding day which is a business day. For purposes of this Note, a "business day" shall mean any day other than Saturday, Sunday or other day in which banks are authorized to close in the Commonwealth of Kentucky.
     The amounts due and owing under this Note may be repaid in whole or in part without penalty or premium at any time; provided, however, that in such event (or in any event) Holder shall have no obligation to advance, and Company shall have no right to re-borrow, any amounts so repaid. No partial prepayment of principal shall postpone the due date of any subsequent payment due hereunder. All payments shall be made in immediately available funds to Holder at such address as may be designated in writing by the holder of this Note.

     The occurrence of any of the following events will be deemed to be an "event of default" under this Note: (i) the nonpayment of any of the Funds Due under this Note when due; (ii) the filing by or against the Company or ICS of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against Company or ICS such proceeding is not dismissed or stayed within 30 days of the commencement thereof); and (iii) any assignment by Company or ICS for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of the Company or ICS. This provision shall control every other provision in any and all other agreements and instruments now existing or hereafter arising between Company and Holder with respect to the indebtedness evidenced hereby.

     This Note has been delivered in, and shall be governed by and construed in accordance with the laws of, the Commonwealth of Kentucky.

     With the exception of any disputes related to the calculation of the Annual Earn-Out Payment, as set forth above, the parties hereto consent to the jurisdiction of the courts of Jefferson County, Kentucky, and of the United States District Court of the Western District of Kentucky.

     Except as otherwise provided herein, Company and any other party who may become primarily or secondarily liable for any of the obligations of the Company hereunder hereby waive presentment, demand, notice of dishonor, protest, notice of protest, and nonpayment, and further agree that the holder of this Note shall have the right, without notice, to deal in any way, at any time, with the Company, or with any other party who may become primarily or secondarily liable for any of the obligations of the Company under this Note without waiving any rights the holder of this Note may have hereunder or by virtue of the laws of this state or any other state of the United States.

     The failure of any party hereto to insist upon strict performance of any of the terms of this Note, or to exercise any rights herein confirmed, shall not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon such terms or rights in any other instance. A waiver on any one occasion shall not be construed as a bar to or waiver of any right and/or remedy on any future occurrence.

     The Company agrees that if, in the event of a default, this Note is referred to an attorney who is not a salaried employee of Holder, Company will pay such costs and reasonable attorney's fees as are incurred by the holder and actually paid or agreed to be paid by Holder.

     THE COMPANY IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE COMPANY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION
CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE COMPANY ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The invalidity or unenforceability of any provision of this Note in general or in any particular circumstance shall not affect the validity or enforceability of any one or more of the other provisions of this Note or the validity of such provisions as applied to any other circumstance. Company agrees that this Note and all provision hereof shall be interpreted so as to give effect and validity to all the provisions hereof to the fullest extent permitted by law.

This Note shall bind the Company and its successors and assigns and the benefits hereof shall inure to the benefit of the Holder and his heirs, personal representatives, successors, and assigns; provided, however, that the Holder may not assign this Note in whole or in part without the Company's prior written consent.

     The terms and conditions of this Note may not be changed or altered without the prior written consent of the Company.


                              MAKER:
                              ORBIT  INTERNATIONAL  CORP.


                              By:
                                       Mitchell Binder,
                                   Executive Vice President and
                                       Chief Financial Officer